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                           SENTINEL GROUP FUNDS, INC.
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                              ARTICLES OF AMENDMENT
                    To Be Effective As Of September 26, 2005

          Sentinel Group Funds, Inc., a Maryland corporation registered as an open-end management investment company under the Investment Company Act of 1940, as amended ("Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that

          FIRST: The charter of the Corporation (the "Charter") is hereby amended as follows:

          1. The issued and outstanding shares the Corporation classified and designated as Sentinel Bond Fund Class A and Sentinel Bond Fund Class B are hereby cancelled and returned to the status of authorized but unissued shares of stock of the Corporation, $.01 par value per share, with the terms and conditions as set forth in the Charter, without further classification or designation as to class or series. The authorized but unissued shares of the Corporation classified and designated as Sentinel Bond Fund Class A and Sentinel Bond Fund Class B are hereby reclassified as shares of stock, $.01 par value per share, of the Corporation, with the terms and conditions as set forth in the Charter, without further classification or designation as to class or series.

          2. The issued and outstanding shares the Corporation classified and designated as Sentinel Core Mid Cap Fund Class A, Sentinel Core Mid Cap Fund Class B and Sentinel Core Mid Cap Fund Class C are hereby cancelled and returned to the status of authorized but unissued shares of stock of the Corporation, $.01 par value per share, with the terms and conditions as set forth in the Charter, without further classification or designation as to class or series. The authorized but unissued shares of stock classified and designated as Sentinel Core Mid Cap Fund Class A, Sentinel Core Mid Cap Fund Class B and Sentinel Core Mid Cap Fund Class C are hereby reclassified as shares of stock, $.01 par value per share, of the Corporation, with the terms and conditions as set forth in the Charter, without further classification or designation as to class or series.

          3. The issued and outstanding shares the Corporation classified and designated as Sentinel Growth Index Fund Class A, Sentinel Growth Index Fund Class B and Sentinel Growth Index Fund Class C are hereby cancelled and returned to the status of authorized but unissued shares of stock, $.01 par value per share, of the Corporation, with the terms and conditions as set forth in the Charter, without further classification or designation as to class or series. The authorized but unissued shares of the Corporation classified and designated as Sentinel Growth Index Fund Class A, Sentinel Growth Index Fund Class B and Sentinel Growth Index Fund Class C are hereby reclassified as shares of stock, $.01 par value per share, of the Corporation, with the terms and conditions as set forth in the Charter, without further classification or designation as to class or series.

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          SECOND: The amendments to the charter of the Corporation as set forth above have been duly advised by the Board of Directors and approved by the stockholders of the Corporation as required by law.

          THIRD: The undersigned Vice President of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned Vice President acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

     IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its Vice President and attested by its Secretary as of this 21st day of September, 2005.

ATTEST:                                               SENTINEL GROUP FUNDS, INC.

By /s/ Kerry A. Jung                                  By /s/ John K. Landy
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   Kerry A. Jung                                         John K. Landy
   Secretary                                             Vice President